EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended September 30, 2024 Financial Results

Net Investment Income of $0.45 Per Share;

Declared Quarterly Distribution of $0.41 Per Share;

Stable NAV and NII per Share

NEW YORK, Nov. 06, 2024 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income (“NII”) of $24.3 million, or $0.45 per share, for the third quarter of 2024. On November 6, 2024, the Board declared a quarterly distribution of $0.41 per share payable on December 27, 2024, to holders of record as of December 13, 2024.

As of September 30, 2024, net asset value (“NAV”) was $18.20 per share, unchanged from the prior quarter ended June 30, 2024.

“Third quarter NII per share reflected another quarter of stability and ample dividend coverage. SLRC’s specialty finance loans continue to be a source of unique and differentiated investments, which was visible in an active quarter of originations in SLRC’s asset-based lending strategy, including the acquisition of a factoring business, and contributed to another quarter of growth in the comprehensive investment portfolio,” said Michael Gross, Co-CEO. “SLRC’s ability to pivot to the most attractive risk-adjusted return investments across its strategies provides several alternatives to take advantage of dynamic market conditions and manage risk. Today we are seeing compelling investments across our asset-based lending strategy.”

“The consistency of NAV per share in 2024 is a testament to SLR’s multi-strategy approach to private credit investing, providing resiliency across economic and interest rate cycles from asset classes with significant downside protection,” said Bruce Spohler, Co-CEO. “We continue to be encouraged by the overall credit quality of our investment portfolio, which is evidenced by another quarter of NAV stability, no increase in our low level of non-accrual investments, a low level of watch list investments, minimal payment-in-kind income, and broad diversification.”

FINANCIAL HIGHLIGHTS FOR QUARTER ENDED SEPTEMBER 30, 2024:

Investment portfolio fair value: $2.1 billion
Net assets: $992.7 million or $18.20 per share
Leverage: 1.10x net debt-to-equity

Net investment income: $24.3 million or $0.45 per share
Net realized and unrealized losses: $2.3 million or $0.04 per share
Net increase in net assets from operations: $22.0 million or $0.40 per share

COMPREHENSIVE INVESTMENT PORTFOLIO(1) HIGHLIGHTS AND ACTIVITY(2) FOR QUARTER ENDED SEPTEMBER 30, 2024:

Portfolio fair value: $3.2 billion
Number of Unique issuers: approximately 850
Investments made during the quarter: $396.6 million
Investments prepaid and sold during the quarter: $328.4 million

(1) The Comprehensive Investment Portfolio for the quarter ended September 30, 2024 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) portfolio, SLR Equipment Finance’s (“SLR-EF”) portfolio, Kingsbridge Holdings, LLC’s (“KBH”) portfolio, SLR Business Credit’s (“SLR-BC”) portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH and SLR-EF.
(2) Comprehensive Investment Portfolio activity for the quarter ended September 30, 2024, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended September 30, 2024, SLRC had Comprehensive Investment Portfolio originations of $396.6 million and repayments of $328.4 million across the Company’s four investment strategies:

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$14.5	$243.5	$137.6	$1.0	$396.6
Repayments / Amortization	$38.8	$107.3	$104.4	$77.9	$328.4
Net Portfolio Activity	($24.3)	$136.2	$33.2	($76.9)	$ 68.2

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in SSLP attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 850 unique issuers, operating in over 109 industries, and resulting in an average exposure of $3.7 million or 0.12% per issuer. As of September 30, 2024, 98.3% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 96.8% was held in first lien senior secured loans. Second lien ABL exposure was 1.2% and second lien cash flow exposure was 0.2% of the Comprehensive Investment Portfolio as of September 30, 2024.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of September 30, 2024 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments Cash Flow Loans (Sponsor Finance)(1)	$713.6	22.4%	11.1%
Asset-Based Loans(2)	$1,117.8	35.0%	14.4%
Equipment Financings(3)	$1,067.1	33.4%	9.4%
Life Science Loans	$238.7	7.5%	12.6%
Total Senior Secured Investments	$3,137.2	98.3%	11.8%
Equity and Equity-like Securities	$55.3	1.7%
Total Comprehensive Investment Portfolio	$3,192.5	100.0%
Floating Rate Investments(4)	$2,070.8	65.4%
First Lien Senior Secured Loans	$3,091.3	96.8%
Second Lien Senior Secured Asset-Based Loans	$38.1	1.2%
Second Lien Senior Secured Cash Flow Loans	$7.8	0.2%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average asset yield calculation for Life Science loans includes the amortization of expected exit/success fees. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return (IRR) calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ended on September 30, 2024 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ended on September 30, 2024 compared to the portfolio as of September 30, 2024, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the blended yield from the company’s 1st lien loan on par value and the annualized dividend yield on the cost basis of the company’s equity investment as of September 30, 2024.

SLR INVESTMENT CORP. PORTFOLIO

Asset Quality

As of September 30, 2024, 99.6% of SLRC’s portfolio was performing on a fair value basis and 99.4% on a cost basis, with one investment recognized as non-accrual.

The Company emphasizes risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2024, the composition of our investment portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$604.6	29.2%
2	$1,439.9	69.5%
3	$19.7	0.9%
4	$7.8	0.4%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
9/30/2024	$21.4	$15.4	$7.8	$15.2	$59.8
% Contribution	35.8%	25.7%	13.1%	25.4%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of September 30, 2024, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total equity commitment for $100 million to the SSLP. At quarter end, SSLP had total commitments of $218.6 million at par and total funded portfolio investments of $204.1 million at fair value, consisting of floating rate senior secured loans to 37 different borrowers and an average investment of $5.5 million per borrower. This compares to funded portfolio investments of $220.8 million at fair value across 39 different borrowers at June 30, 2024. During the quarter ended September 30, 2024, SSLP invested $4.3 million in 7 portfolio companies and had $21.3 million of investments repaid.

In Q3 2024, the Company earned income of $1.9 million from its investment in the SSLP, representing an annualized yield of 15.7% on the cost basis of the Company’s investment, compared to income of $1.9 million in Q2 2024.

SLR Investment Corp.’s Results of Operations for the Quarter Ended September 30, 2024 compared to the Quarter Ended September 30, 2023

Investment Income

SLRC’s gross investment income totaled $59.8 million and $59.6 million, respectively, for the three months ended September 30, 2024 and 2023. The year-over-year increase of 0.2% in gross investment income was primarily due to a combination of an increase in other income and the ramp of the SSLP, partially offset by a lower average portfolio balance.

Expenses

SLRC’s net expenses totaled $35.4 million and $36.3 million, respectively, for the three months ended September 30, 2024 and 2023. The year-over-year decrease in expenses of 2.4% was primarily due to lower interest expenses from a decrease in average borrowings.

SLRC’s investment adviser agreed to waive incentive fees resulting from income earned due to the accretion of the purchase price discount allocated to investments acquired in the Company’s merger with SLR Senior Investment Corp., which closed on April 1, 2022. For the three months ended September 30, 2024 and 2023, $41 thousand and $175 thousand, respectively, of performance-based incentive fees were waived, amounting to a cumulative fee waiver of $2.2 million or $0.04 per share.

Net Investment Income

SLRC’s net investment income totaled $24.3 million and $23.4 million, or $0.45 and $0.43 per average share, respectively, for the fiscal quarters ended September 30, 2024 and 2023.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains / (losses) for the fiscal quarters ended September 30, 2024 and 2023 totaled ($2.3 million) and $3.6 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the three months ended September 30, 2024 and 2023, the Company had a net increase in net assets resulting from operations of $22.0 million and $26.9 million, respectively. For the same periods, earnings per average share were $0.40 and $0.49, respectively.

Capital and Liquidity

Credit Facilities

As of September 30, 2024, the Company had $501.8 million drawn on $895 million of total commitments available on revolving credit facilities and $140 million of term loans outstanding. During the quarter, the Company amended its Senior Secured Credit Facility and SUNS SPV Credit Facility agreements, extending maturities and increasing commitments. The Senior Secured Credit Facility increased revolving credit commitments by $35 million to $620 million of commitments, increased the pari pasu term loan by $40 million to $140 million, and extended the maturity to August 2029. The SUNS SPV Credit Facility is comprised of $275 million of revolving credit commitments and matures in August 2028.

Unsecured Debt

As of September 30, 2024, the Company had $470 million of unsecured notes outstanding. At September 30, 2024, 42% of the Company’s funded debt was comprised of fixed rate unsecured notes. We expect to opportunistically access the investment-grade debt market to address any near-term maturities.

Leverage

As of September 30, 2024, the Company’s net debt-to-equity ratio was 1.10x and compares to 1.21x as of September 30, 2023 and the Company’s target range of 0.9x to 1.25x.

Available Capital

As of September 30, 2024, including anticipated available borrowing capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $750 million of available capital in the aggregate.

Unfunded Commitments

As of September 30, 2024, excluding commitments to SLR-CS, SLR-BC, SLR-HC ABL and SSLP, over which the Company has discretion to fund, the Company had unfunded commitments of approximately $148.8 million.

Subsequent Events

Distributions

On November 6, 2024, the Board declared a quarterly distribution of $0.41 per share payable on December 27, 2024 to holders of record as of December 13, 2024.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, November 7, 2024. All interested parties may participate in the conference call by dialing (800) 445-7795 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9856. Participants should reference SLR Investment Corp. and Conference ID: SLRC3Q24. A telephone replay will be available until November 21, 2024 and can be accessed by dialing (800) 839-5490. International callers should dial (402) 220-2550. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, https://slrinvestmentcorp.com/Investors/Event-Calendar. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Financial Statements and Tables

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2024	December 31, 2023
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,096,486 and $1,260,205, respectively)	$1,107,241	$1,271,442
Companies 5% to 25% owned (cost: $102,661 and $60,064, respectively)	90,259	44,250
Companies more than 25% owned (cost: $905,374 and $870,128, respectively)	874,528	839,074
Cash	22,959	11,864
Cash equivalents (cost: $322,674 and $332,290, respectively)	322,674	332,290
Dividends receivable	12,151	11,768
Interest receivable	10,459	11,034
Receivable for investments sold	1,870	1,538
Prepaid expenses and other assets	771	608
Total assets	$2,442,912	$2,523,868

Liabilities
Debt ($1,111,827 and $1,183,250 face amounts, respectively, reported net of unamortized debt issuance costs of $9,873 and $5,473, respectively)	$1,101,954	$1,177,777
Payable for investments and cash equivalents purchased	322,694	332,290
Management fee payable	7,893	8,027
Performance-based incentive fee payable	6,036	5,864
Interest payable	6,303	7,535
Administrative services payable	2,502	1,969
Other liabilities and accrued expenses…	2,845	3,767
Total liabilities…	$1,450,227	$1,537,229

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,117,930	1,117,930
Accumulated distributable net loss	(125,791)	(131,837)
Total net assets	$992,685	$986,639
Net Asset Value Per Share	$18.20	$18.09

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three months ended
	September 30, 2024	September 30, 2023
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$41,068	$43,696
Companies 5% to 25% owned	926	816
Companies more than 25% owned	3,379	2,879
Dividends:
Companies 5% to 25% owned	91	--
Companies more than 25% owned	12,487	11,429
Other income:
Companies less than 5% owned	1,688	735
Companies more than 25% owned .	132	86
Total investment income	$59,771	$59,641

EXPENSES:
Management fees	$7,893	$8,051
Performance-based incentive fees	6,077	5,796
Interest and other credit facility expenses	18,913	19,874
Administrative services expense	1,392	1,575
Other general and administrative expenses	1,189	1,161
Total expenses	35,464	36,457
Performance-based incentive fees waived	(41)	(175)
Net expenses	35,423	36,282
Net investment income	$24,348	$23,359
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized loss on investments and cash equivalents (companies less than 5% owned)	(2,748)	(30,951)
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(4,027)	33,439
Companies 5% to 25% owned	3,411	1,065
Companies more than 25% owned	1,065	35
Net change in unrealized gain (loss) on investments and cash equivalents
	449	34,539
Net realized and unrealized gain (loss) on investments and cash equivalents
	(2,299)	3,588
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS
	$22,049	$26,947
EARNINGS PER SHARE	$0.40	$0.49

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the expected stability of the Company’s earnings and distributions to shareholders; the Company’s access to deal flow and attractive investment opportunities; the Company’s ability to opportunistically access the investment grade debt market; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and changing interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770